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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-3 of Evolving Systems, Inc. of our report dated January 17, 2005, relating to the financial statements and schedules of Tertio Telecoms Limited, as of and for the year's ended December 31, 2003 and 2002, appearing in Evolving System's Form 8-K/A filed on January 18, 2005.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO STOY HAYWARD LLP

BDO STOY HAYWARD LLP

Bromley, England
22 August 2005

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  EXHIBIT 23.3